UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2006

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 10, 2006, Autodesk, Inc., a Delaware corporation (“Autodesk”), completed its acquisition of Alias Systems Holdings Inc., a Delaware corporation (“Alias”), pursuant to an Agreement and Plan of Merger, dated as of October 4, 2005 (the “Merger Agreement”) by and among Autodesk, Alias, Maytag Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Autodesk (“Merger Sub”), Accel-KKR Company, LLC, a Delaware limited liability company, Ontario Teachers’ Pension Plan Board, an Ontario corporation, and, with respect to Article VIII, Article IX and Article X thereof only, Accel-KKR Company, LLC as stockholder representative and Computershare Trust Company, Inc. as Escrow Agent. Pursuant to the Merger Agreement, Merger Sub merged with and into Alias, with Alias continuing as the surviving corporation and a wholly-owned subsidiary of Autodesk (the “Merger”).

The total consideration paid by Autodesk in connection with the Merger was approximately $196.8 million, of which approximately $159.9 million was paid on the closing date. $36.4 million was placed into escrow for two years following the closing to be held as partial security for certain losses incurred by Autodesk in the event of certain breaches of the representations and warranties covered in the Merger Agreement or certain other events; of this amount, up to $3 million may be released on the first anniversary of the closing of the Merger, if certain conditions are met. An additional $500,000 was placed into escrow to pay for expenses incurred by the stockholder representative in connection with its duties under the Merger Agreement. In addition, as of the effective time of the Merger, Autodesk assumed certain outstanding options to purchase shares of Alias common stock, which converted into options to purchase approximately 198,405 shares of Autodesk common stock.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Autodesk’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2005, filed on December 7, 2005, and is incorporated herein by reference.

Item 9.01.	Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated as of October 4, 2005, by and among Autodesk, Inc., Maytag Acquisition Corporation, Alias Systems Holdings Inc., Accel-KKR Company, LLC, Ontario Teachers’ Pension Plan Board, and, with respect to Article VIII, Article IX and Article X thereof only, Accel-KKR Company, LLC as stockholder representative and Computershare Trust Company, Inc. as Escrow Agent.

*	Previously filed as Exhibit 2.1 to Autodesk’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2005, filed on December 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Marcia K. Sterling
Marcia K. Sterling Senior Vice President, General Counsel and Secretary

Date: January 13, 2006